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                                                           EXHIBIT 23


                       Consent of Independent Auditors

We consent to incorporation by reference in the registration statements (No. 33-14572, No. 33-40399, No. 33-51094, No. 33-51516, and No. 33-59319) on Form
S-8 pertaining to the 1986 Incentive and Non-Qualified Stock Option Plan, the 1990 Stock Option Plan for Non-Employee Directors and the 1994 Stock Option Plan of Trans World Entertainment Corporation of our report dated March 13, 1998, relating to the consolidated balance sheets of Trans World Entertainment Corporation and subsidiaries as of January 31, 1998 and February 1, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 31, 1998, which report appears in the Annual Report on Form 10-K of Trans World Entertainment Corporation and subsidiaries for the fiscal year ended January 31, 1998.

/s/ KPMG Peat Marwick LLP

Albany, New York
March 30, 1998